Exhibit 99.1

FOR IMMEDIATE RELEASE July 18, 2023

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports second quarter 2023 EPS of $1.35

GULFPORT, Miss. (July 18, 2023) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the second quarter of 2023. Net income for the second quarter of 2023 totaled $117.8 million, or $1.35 per diluted common share (EPS), compared to $126.5 million, or $1.45 per diluted common share, in the first quarter of 2023. The company reported net income for the second quarter of 2022 of $121.4 million, or $1.38 per diluted common share.

Second Quarter 2023 Highlights

•
Pre-provision net revenue (PPNR) totaled $157.8 million, compared to $167.0 million at 1Q23
•
Deposits increased $430.4 million, or 6% LQA
•
Loan growth of $385.4 million, or 7% LQA
•
Criticized commercial loans and nonaccrual loans remained at relatively low levels
•
ACL coverage remained solid at 1.45%
•
NIM 3.30%, compared to 3.55% in 1Q23
•
CET1 ratio estimated at 11.83%, up 23 bps linked-quarter; TCE ratio 7.50%, up 34 bps linked-quarter
•
Efficiency ratio 55.33%

“The second quarter of 2023 was as expected given continued challenges and dynamics the industry is facing in this operating environment,” said John M. Hairston, President & CEO. “Our balance sheet remained solid with loan growth funded by both client deposit growth and runoff from the securities portfolio. The DDA remix continues to drive higher deposit betas for the quarter, and, in turn, higher than expected NIM compression. Credit metrics remain at relatively low levels, fees improved and expenses were up as we implement new technology. We have been and continue to be cognizant of the macroeconomic environment and trends that have been impacting our industry. As such, we’ve maintained a robust ACL, solid capital, and multiple sources of liquidity. Despite the headwinds we are facing, we remain confident in our ability to remain strong and stable, as we have for 124 years.”

Loans

Total loans were $23.8 billion at June 30, 2023, up $385.4 million, or 2%, from March 31, 2023. One-time close products drove the increase in mortgage loans, which converted from construction and development loans to permanent mortgages at construction completion, as well as growth across various industries and sectors.

Average loans totaled $23.7 billion for the second quarter of 2023, up $568.5 million, or 2%, linked-quarter. Management expects 2023 period-end loan growth to be in the range of low- to mid-single digits compared to year-end 2022.

Deposits

Total deposits at June 30, 2023 were $30.0 billion, up $430.4 million, or 1%, from March 31, 2023. The growth in deposits was primarily due to an increase of interest-bearing time deposits resulting from a shift from DDA deposits and lower cost deposits to higher competitive-rate CD products and the issuance of brokered deposits during May 2023. Offsetting this increase in time deposits was a decrease in noninterest-bearing DDA, a decrease in interest-bearing money market and savings due to a shift to higher rate products, and a decrease in public fund deposits primarily related to typical seasonal runoff.

DDAs totaled $12.2 billion at June 30, 2023, down $688.2 million, or 5%, from March 31, 2023 and comprised 40% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $10.4 billion at the end of the second quarter of 2023, a decrease of $221.6 million, or 2%, linked-quarter. Compared to March 31, 2023, retail time deposits of $3.3 billion were up $911.0 million, or 37%, and brokered deposits of $1.2 billion were up $590.0 million. Interest-bearing public fund deposits decreased $160.8 million, or 5%, linked-quarter, ending June 30, 2023 at $2.9 billion.

Average deposits for the second quarter of 2023 were $29.4 billion, up $580.0 million, or 2%, linked-quarter. Management expects 2023 period-end deposit level growth to be flat to low single digits compared to year-end 2022.

Asset Quality

The total allowance for credit losses (ACL) was $345.7 million at June 30, 2023, up $4.3 million, or 1%, from March 31, 2023. During the second quarter of 2023, the company recorded a provision for credit losses of $7.6 million, compared to a provision of $6.0 million in the first quarter of 2023. There were $3.4 million of net charge-offs in the second quarter of 2023, or 0.06% of average total loans on an annualized basis, compared to net charge-offs of $5.7 million, or 0.10% of average total loans in the first quarter of 2023. The ratio of ACL to period-end loans was 1.45% at June 30, 2023, down slightly from 1.46% at March 31, 2023.

Criticized commercial loans and nonaccrual loans remained at relatively low levels at June 30, 2023. Criticized commercial loans totaled $302.2 million, or 1.62% of total commercial loans, at June 30, 2023, compared to $295.5 million, or 1.59% of total commercial loans at March 31, 2023. Nonaccrual loans totaled $78.2 million, or 0.33% of total loans, at June 30, 2023, compared to $54.3 million, or 0.23% of total loans, at March 31, 2023. ORE and foreclosed assets were $2.2 million, up $0.2 million, or 10%, linked-quarter.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the second quarter of 2023 was $276.7 million, a decrease of $10.8 million, or 4%, from the first quarter of 2023. The net interest margin (NIM) (TE) was 3.30% in the second quarter of 2023, down 25 bps linked-quarter. A change in the mix of earning assets and yield led to a 23 basis point improvement in the NIM that was offset by the impact of deposit remix (-38 bps), short-term borrowing costs (-6 bps) and the impact of excess liquidity (-4 bps). Additional NIM detail and guidance is included in the second quarter of 2023 earnings investor deck.

Average earning assets were $33.6 billion for the second quarter of 2023, up $866.0 million, or 3%, from the first quarter of 2023.

Noninterest Income

Noninterest income totaled $83.2 million for the second quarter of 2023, up $2.9 million, or 4%, from the first quarter of 2023.

Service charges on deposits were up $0.9 million, or 4%, from the first quarter of 2023. The increase was primarily related to commercial net analysis fees.

Bank card and ATM fees were up $0.3 million, or 1%, from the first quarter of 2023. Investment and annuity income and insurance fees were down $0.6 million, or 7%, linked-quarter, related to lower annuity and corporate underwriting fees. Trust fees were up $0.6 million, or 4% linked-quarter, related to seasonal tax accounting fees.

Fees from secondary mortgage operations totaled $2.3 million for the second quarter of 2023, up $0.1 million, or 6%, linked-quarter.

Other noninterest income totaled $12.8 million, up $1.6 million, or 14%, from the first quarter of 2023. The increase in other noninterest income was primarily related to increased FHLB dividends and credit-related fees, compared to the first quarter of 2023.

Noninterest Expense & Taxes

Noninterest expense totaled $202.1 million, up $1.3 million, or 1% linked-quarter.

Personnel expense totaled $114.9 million in the second quarter of 2023, down $0.5 million, or less than 1%, linked-quarter. The slight decline was primarily related to lower incentive and benefit costs, partly offset by merit pay increases. Net occupancy and equipment expense totaled $17.8 million in the second quarter of 2023, up $0.8 million, or 5%, from the first quarter of 2023, related to higher property insurance and annual maintenance costs. Amortization of intangibles totaled $3.0 million for the second quarter of 2023, down $0.2 million, or 5%, linked-quarter.

ORE and other foreclosed assets gains exceeded expenses by $0.3 million in the second quarter of 2023, compared to an expense of $0.2 million in the first quarter of 2023.

Other operating expense totaled $66.8 million in the second quarter of 2023, up $1.5 million, or 2%, linked-quarter. The increase in other expenses was primarily due to higher regulatory fees, including the quarterly FDIC assessment, and an increase in data processing expenses.

The effective income tax rate for second quarter 2023 was 20.1%.

Capital

Common stockholders’ equity at June 30, 2023 totaled $3.6 billion, up $23.2 million, or 1%, from March 31, 2023. The tangible common equity (TCE) ratio was 7.50%, up 34 bps from March 31, 2023. The company’s CET1 ratio is estimated to be 11.83% at June 30, 2023, up 23 bps linked-quarter. The company’s share buyback authorization (allowing the repurchase of up to 4,297,000 shares of the company’s outstanding common stock), is set to expire on December 31, 2024. No shares were repurchased in the second quarter of 2023.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, July 18, 2023 to review second quarter 2023 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 888-210-2654 or 646-960-0278, access code 6914431.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 25, 2023 by dialing 800-770-2030 or 647-362-9199, access code 6914431.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the Company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” We use the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business.

We define Operating Pre-Provision Net Revenue as total revenue (te) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, the impacts related to Russia’s military action in Ukraine, Federal Reserve action with respect to interest rates, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, as well as the impact of recent negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of reference rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Six Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
NET INCOME
Net interest income	$273,911	$284,994	$245,732	$558,905	$474,195
Net interest income (TE) (a)	276,748	287,578	248,317	564,326	479,325
Provision for credit losses	7,633	6,020	(9,761)	13,653	(32,288)
Noninterest income	83,225	80,330	85,653	163,555	169,085
Noninterest expense	202,138	200,884	187,097	403,022	367,036
Income tax expense	29,571	31,953	32,614	61,524	63,619
Net income	$117,794	$126,467	$121,435	$244,261	$244,913
PERIOD-END BALANCE SHEET DATA
Loans	$23,789,886	$23,404,523	$21,846,068	$23,789,886	$21,846,068
Securities	8,195,679	8,390,684	8,531,393	8,195,679	8,531,393
Earning assets	32,715,630	34,106,792	31,292,910	32,715,630	31,292,910
Total assets	36,210,148	37,547,083	34,637,525	36,210,148	34,637,525
Noninterest-bearing deposits	12,171,817	12,860,027	14,676,342	12,171,817	14,676,342
Total deposits	30,043,501	29,613,070	29,866,432	30,043,501	29,866,432
Common stockholders' equity	3,554,476	3,531,232	3,349,723	3,554,476	3,349,723
AVERAGE BALANCE SHEET DATA
Loans	$23,654,994	$23,086,529	$21,657,528	$23,372,331	$21,391,262
Securities (b)	9,007,821	9,137,034	8,979,364	9,072,071	8,834,367
Earning assets	33,619,829	32,753,781	32,780,813	33,189,197	32,990,206
Total assets	36,205,396	35,159,050	35,380,247	35,685,113	35,690,303
Noninterest-bearing deposits	12,153,453	12,963,133	14,655,800	12,556,056	14,510,370
Total deposits	29,372,899	28,792,851	29,979,940	29,084,477	30,004,728
Common stockholders' equity	3,567,260	3,412,813	3,383,789	3,490,463	3,494,809
COMMON SHARE DATA
Earnings per share - diluted	$1.35	$1.45	$1.38	$2.80	$2.78
Cash dividends per share	0.30	0.30	0.27	0.60	0.54
Book value per share (period-end)	41.27	41.03	39.08	41.27	39.08
Tangible book value per share (period-end)	30.76	30.47	28.37	30.76	28.37
Weighted average number of shares - diluted	86,370	86,282	86,354	86,350	86,654
Period-end number of shares	86,123	86,066	85,714	86,123	85,714
Market data
High sales price	$43.73	$54.38	$53.15	$54.38	$59.82
Low sales price	31.02	34.42	42.61	31.02	42.61
Period-end closing price	38.38	36.40	44.33	38.38	44.33
Trading volume	38,854	39,030	27,493	77,885	56,498
PERFORMANCE RATIOS
Return on average assets	1.30%	1.46%	1.38%	1.38%	1.38%
Return on average common equity	13.24%	15.03%	14.39%	14.11%	14.13%
Return on average tangible common equity	17.76%	20.49%	19.77%	19.08%	19.20%
Tangible common equity ratio (c)	7.50%	7.16%	7.21%	7.50%	7.21%
Net interest margin (TE)	3.30%	3.55%	3.04%	3.42%	2.92%
Noninterest income as a percentage of total revenue (TE)	23.12%	21.83%	25.65%	22.47%	26.08%
Efficiency ratio (d)	55.33%	53.76%	54.95%	54.54%	55.47%
Average loan/deposit ratio	80.53%	80.18%	72.24%	80.36%	71.29%
Allowance for loan losses as a percentage of period-end loans	1.32%	1.32%	1.41%	1.32%	1.41%
Allowance for credit losses as a percentage of period-end loans (e)	1.45%	1.46%	1.55%	1.45%	1.55%
Annualized net charge-offs to average loans	0.06%	0.10%	(0.01)%	0.08%	(0.00)%
Allowance for loan losses as a % of nonaccrual loans	402.07%	569.31%	809.58%	402.07%	809.58%
FTE headcount	3,705	3,679	3,594	3,705	3,594
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
NET INCOME
Net interest income	$273,911	$284,994	$295,501	$280,307	$245,732
Net interest income (TE) (a)	276,748	287,578	298,116	282,910	248,317
Provision for credit losses	7,633	6,020	2,487	1,402	(9,761)
Noninterest income	83,225	80,330	77,064	85,337	85,653
Noninterest expense	202,138	200,884	190,154	193,502	187,097
Income tax expense	29,571	31,953	36,137	35,351	32,614
Net income	$117,794	$126,467	$143,787	$135,389	$121,435
PERIOD-END BALANCE SHEET DATA
Loans	$23,789,886	$23,404,523	$23,114,046	$22,585,585	$21,846,068
Securities	8,195,679	8,390,684	8,408,536	8,333,191	8,531,393
Earning assets	32,715,630	34,106,792	31,873,027	31,213,449	31,292,910
Total assets	36,210,148	37,547,083	35,183,825	34,567,242	34,637,525
Noninterest-bearing deposits	12,171,817	12,860,027	13,645,113	14,290,817	14,676,342
Total deposits	30,043,501	29,613,070	29,070,349	28,951,274	29,866,432
Common stockholders' equity	3,554,476	3,531,232	3,342,628	3,180,439	3,349,723
AVERAGE BALANCE SHEET DATA
Loans	$23,654,994	$23,086,529	$22,723,248	$22,138,709	$21,657,528
Securities (b)	9,007,821	9,137,034	9,200,511	9,177,460	8,979,364
Earning assets	33,619,829	32,753,781	32,244,681	31,783,801	32,780,813
Total assets	36,205,396	35,159,050	34,498,915	34,377,773	35,380,247
Noninterest-bearing deposits	12,153,453	12,963,133	13,854,625	14,323,646	14,655,800
Total deposits	29,372,899	28,792,851	28,816,338	29,180,626	29,979,940
Common stockholders' equity	3,567,260	3,412,813	3,228,667	3,405,463	3,383,789
COMMON SHARE DATA
Earnings per share - diluted	$1.35	$1.45	$1.65	$1.55	$1.38
Cash dividends per share	0.30	0.30	0.27	0.27	0.27
Book value per share (period-end)	41.27	41.03	38.89	37.12	39.08
Tangible book value per share (period-end)	30.76	30.47	28.29	26.44	28.37
Weighted average number of shares - diluted	86,370	86,282	86,249	86,020	86,354
Period-end number of shares	86,123	86,066	85,941	85,686	85,714
Market data
High sales price	$43.73	$54.38	$57.00	$52.65	$53.15
Low sales price	31.02	34.42	45.64	41.62	42.61
Period-end closing price	38.38	36.40	48.39	45.81	44.33
Trading volume	38,854	39,030	29,996	24,976	27,493
PERFORMANCE RATIOS
Return on average assets	1.30%	1.46%	1.65%	1.56%	1.38%
Return on average common equity	13.24%	15.03%	17.67%	15.77%	14.39%
Return on average tangible common equity	17.76%	20.49%	24.64%	21.58%	19.77%
Tangible common equity ratio (c)	7.50%	7.16%	7.09%	6.73%	7.21%
Net interest margin (TE)	3.30%	3.55%	3.68%	3.54%	3.04%
Noninterest income as a percentage of total revenue (TE)	23.12%	21.83%	20.54%	23.17%	25.65%
Efficiency ratio (d)	55.33%	53.76%	49.81%	51.62%	54.95%
Average loan/deposit ratio	80.53%	80.18%	78.86%	75.87%	72.24%
Allowance for loan losses as a percentage of period-end loans	1.32%	1.32%	1.33%	1.36%	1.41%
Allowance for credit losses as a percentage of period-end loans (e)	1.45%	1.46%	1.48%	1.50%	1.55%
Annualized net charge-offs to average loans	0.06%	0.10%	0.02%	0.02%	(0.01)%
Allowance for loan losses as a % of nonaccrual loans	402.07%	569.31%	789.38%	769.00%	809.58%
FTE headcount	3,705	3,679	3,627	3,607	3,594
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
NET INCOME
Interest income	$405,273	$372,603	$254,864	$777,876	$491,650
Interest income (TE) (f)	408,110	375,187	257,449	783,297	496,780
Interest expense	131,362	87,609	9,132	218,971	17,455
Net interest income (TE)	276,748	287,578	248,317	564,326	479,325
Provision for credit losses	7,633	6,020	(9,761)	13,653	(32,288)
Noninterest income	83,225	80,330	85,653	163,555	169,085
Noninterest expense	202,138	200,884	187,097	403,022	367,036
Income before income taxes	147,365	158,420	154,049	305,785	308,532
Income tax expense	29,571	31,953	32,614	61,524	63,619
Net income	$117,794	$126,467	$121,435	$244,261	$244,913
NONINTEREST INCOME
Service charges on deposit accounts	$21,491	$20,622	$20,495	$42,113	$42,169
Trust fees	17,393	16,734	17,309	34,127	32,588
Bank card and ATM fees	20,982	20,721	21,870	41,703	42,266
Investment and annuity fees and insurance commissions	8,241	8,867	8,001	17,108	15,428
Secondary mortgage market operations	2,299	2,168	2,990	4,467	6,736
Other income	12,819	11,218	14,988	24,037	29,898
Total noninterest income	$83,225	$80,330	$85,653	$163,555	$169,085
NONINTEREST EXPENSE
Personnel expense	$114,864	$115,323	$115,170	$230,187	$222,566
Net occupancy and equipment expense	17,750	16,942	16,928	34,692	33,475
Other real estate and foreclosed assets (income) expense, net	(282)	155	(88)	(127)	(1,852)
Other expense	66,849	65,350	51,501	132,199	105,513
Amortization of intangibles	2,957	3,114	3,586	6,071	7,334
Total noninterest expense	$202,138	$200,884	$187,097	$403,022	$367,036
COMMON SHARE DATA
Earnings per share:
Basic	$1.35	$1.45	$1.39	$2.81	$2.79
Diluted	1.35	1.45	1.38	2.80	2.78

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
NET INCOME
Interest income	$405,273	$372,603	$345,676	$299,737	$254,864
Interest income (TE) (f)	408,110	375,187	348,291	302,340	257,449
Interest expense	131,362	87,609	50,175	19,430	9,132
Net interest income (TE)	276,748	287,578	298,116	282,910	248,317
Provision for credit losses	7,633	6,020	2,487	1,402	(9,761)
Noninterest income	83,225	80,330	77,064	85,337	85,653
Noninterest expense	202,138	200,884	190,154	193,502	187,097
Income before income taxes	147,365	158,420	179,924	170,740	154,049
Income tax expense	29,571	31,953	36,137	35,351	32,614
Net income	$117,794	$126,467	$143,787	$135,389	$121,435
NONINTEREST INCOME
Service charges on deposit accounts	$21,491	$20,622	$22,222	$23,272	$20,495
Trust fees	17,393	16,734	16,496	16,048	17,309
Bank card and ATM fees	20,982	20,721	20,913	21,412	21,870
Investment and annuity fees and insurance commissions	8,241	8,867	6,832	6,492	8,001
Secondary mortgage market operations	2,299	2,168	1,504	3,284	2,990
Other income	12,819	11,218	9,097	14,829	14,988
Total noninterest income	$83,225	$80,330	$77,064	$85,337	$85,653
NONINTEREST EXPENSE
Personnel expense	$114,864	$115,323	$119,147	$118,922	$115,170
Net occupancy and equipment expense	17,750	16,942	16,927	16,938	16,928
Other real estate and foreclosed assets (income) expense, net	(282)	155	(773)	(1,782)	(88)
Other expense	66,849	65,350	51,582	55,996	51,501
Amortization of intangibles	2,957	3,114	3,271	3,428	3,586
Total noninterest expense	$202,138	$200,884	$190,154	$193,502	$187,097
COMMON SHARE DATA
Earnings per share:
Basic	$1.35	$1.45	$1.65	$1.56	$1.39
Diluted	1.35	1.45	1.65	1.55	1.38

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
ASSETS
Commercial non-real estate loans	$10,113,932	$10,013,482	$10,146,453	$9,905,427	$9,645,092
Commercial real estate - owner occupied loans	3,058,829	3,050,748	3,033,058	3,033,133	2,964,474
Total commercial and industrial loans	13,172,761	13,064,230	13,179,511	12,938,560	12,609,566
Commercial real estate - income producing loans	3,762,428	3,758,455	3,560,991	3,686,540	3,641,243
Construction and land development loans	1,768,252	1,726,916	1,703,592	1,541,257	1,408,727
Residential mortgage loans	3,581,514	3,329,793	3,092,605	2,843,723	2,615,807
Consumer loans	1,504,931	1,525,129	1,577,347	1,575,505	1,570,725
Total loans	23,789,886	23,404,523	23,114,046	22,585,585	21,846,068
Loans held for sale	55,902	23,436	26,385	33,008	44,253
Securities	8,195,679	8,390,684	8,408,536	8,333,191	8,531,393
Short-term investments	674,163	2,288,149	324,060	261,665	871,196
Earning assets	32,715,630	34,106,792	31,873,027	31,213,449	31,292,910
Allowance for loan losses	(314,496)	(309,385)	(307,789)	(306,116)	(308,175)
Goodwill and other intangible assets	905,575	908,533	911,646	914,917	918,345
Other assets	2,903,439	2,841,143	2,706,941	2,744,992	2,734,445
Total assets	$36,210,148	$37,547,083	$35,183,825	$34,567,242	$34,637,525
LIABILITIES
Noninterest-bearing deposits	$12,171,817	$12,860,027	$13,645,113	$14,290,817	$14,676,342
Interest-bearing transaction and savings deposits	10,438,820	10,660,420	10,726,686	10,902,399	11,334,253
Interest-bearing public fund deposits	2,925,432	3,086,209	3,244,225	2,796,363	2,883,664
Time deposits	4,507,432	3,006,414	1,454,325	961,695	972,173
Total interest-bearing deposits	17,871,684	16,753,043	15,425,236	14,660,457	15,190,090
Total deposits	30,043,501	29,613,070	29,070,349	28,951,274	29,866,432
Short-term borrowings	1,629,538	3,519,497	1,871,271	1,542,981	630,011
Long-term debt	236,241	242,115	242,077	236,410	240,091
Other liabilities	746,392	641,169	657,500	656,138	551,268
Total liabilities	32,655,672	34,015,851	31,841,197	31,386,803	31,287,802
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,037,258	2,030,136	2,026,397	2,024,960	2,020,411
Retained earnings	2,280,004	2,188,561	2,088,413	1,968,260	1,856,489
Accumulated other comprehensive (loss)	(762,786)	(687,465)	(772,182)	(812,781)	(527,177)
Total common stockholders' equity	3,554,476	3,531,232	3,342,628	3,180,439	3,349,723
Total liabilities & stockholders' equity	$36,210,148	$37,547,083	$35,183,825	$34,567,242	$34,637,525
CAPITAL RATIOS
Tangible common equity	$2,648,901	$2,622,699	$2,430,982	$2,265,522	$2,431,378
Tier 1 capital (g)	3,470,875	3,369,351	3,279,419	3,154,419	3,034,240
Common equity as a percentage of total assets	9.82%	9.40%	9.50%	9.20%	9.67%
Tangible common equity ratio	7.50%	7.16%	7.09%	6.73%	7.21%
Leverage (Tier 1) ratio (g)	9.64%	9.63%	9.53%	9.27%	8.68%
Common equity tier 1 (CET1) ratio (g)	11.83%	11.60%	11.41%	11.10%	11.08%
Tier 1 risk-based capital ratio (g)	11.83%	11.60%	11.41%	11.10%	11.08%
Total risk-based capital ratio (g)	13.44%	13.21%	12.97%	12.67%	12.70%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
ASSETS
Commercial non-real estate loans	$9,955,499	$9,940,138	$9,718,550	$9,947,860	$9,608,771
Commercial real estate - owner occupied loans	3,099,326	3,044,495	2,915,528	3,072,140	2,891,525
Total commercial and industrial loans	13,054,825	12,984,633	12,634,078	13,020,000	12,500,296
Commercial real estate - income producing loans	3,860,409	3,585,108	3,592,220	3,723,441	3,551,811
Construction and land development loans	1,755,580	1,752,448	1,335,755	1,754,023	1,289,789
Residential mortgage loans	3,469,030	3,214,439	2,534,600	3,342,437	2,488,238
Consumer loans	1,515,150	1,549,901	1,560,875	1,532,430	1,561,128
Total loans	23,654,994	23,086,529	21,657,528	23,372,331	21,391,262
Loans held for sale	25,152	22,922	48,099	24,043	56,140
Securities (h)	9,007,821	9,137,034	8,979,364	9,072,071	8,834,367
Short-term investments	931,862	507,296	2,095,822	720,752	2,708,437
Earning assets	33,619,829	32,753,781	32,780,813	33,189,197	32,990,206
Allowance for loan losses	(311,328)	(309,479)	(315,851)	(310,409)	(327,056)
Goodwill and other intangible assets	907,004	910,043	920,080	908,516	921,906
Other assets	1,989,891	1,804,705	1,995,205	1,897,809	2,105,247
Total assets	$36,205,396	$35,159,050	$35,380,247	$35,685,113	$35,690,303
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$12,153,453	$12,963,133	$14,655,800	$12,556,056	$14,510,370
Interest-bearing transaction and savings deposits	10,478,436	10,650,434	11,412,944	10,563,961	11,418,153
Interest-bearing public fund deposits	2,981,701	3,160,651	2,906,018	3,070,681	3,029,592
Time deposits	3,759,309	2,018,633	1,005,178	2,893,779	1,046,613
Total interest-bearing deposits	17,219,446	15,829,718	15,324,140	16,528,421	15,494,358
Total deposits	29,372,899	28,792,851	29,979,940	29,084,477	30,004,728
Short-term borrowings	2,386,589	2,098,629	1,224,183	2,243,404	1,455,758
Long-term debt	242,004	242,096	240,322	242,050	241,071
Other liabilities	636,644	612,661	552,013	624,719	493,937
Common stockholders' equity	3,567,260	3,412,813	3,383,789	3,490,463	3,494,809
Total liabilities & stockholders' equity	$36,205,396	$35,159,050	$35,380,247	$35,685,113	$35,690,303

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	6/30/2023			3/31/2023			6/30/2022
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,670.8	$280.9	6.03%	$18,322.2	$259.1	5.73%	$17,562.0	$165.9	3.79%
Residential mortgage loans	3,469.0	31.4	3.62%	3,214.4	28.1	3.49%	2,534.6	21.1	3.33%
Consumer loans	1,515.2	30.7	8.14%	1,549.9	29.2	7.63%	1,560.9	19.6	5.03%
Loan fees & late charges	—	—	0.00%	—	(0.4)	0.00%	—	1.9	0.00%
Total loans (TE) (j) (k)	23,655.0	343.0	5.81%	23,086.5	316.0	5.54%	21,657.5	208.5	3.86%
Loans held for sale	25.1	0.4	5.83%	22.9	0.3	5.21%	48.1	0.4	3.69%
US Treasury and government agency securities	537.4	3.4	2.50%	541.3	3.4	2.49%	387.6	1.7	1.79%
CMOs and mortgage backed securities	7,552.0	43.2	2.29%	7,668.0	43.3	2.26%	7,658.2	36.3	1.90%
Municipals (TE)	894.9	6.7	3.00%	904.3	6.7	2.98%	912.4	6.8	2.96%
Other securities	23.5	0.2	3.51%	23.5	0.2	3.50%	21.2	0.2	3.34%
Total securities (TE) (l)	9,007.8	53.5	2.38%	9,137.1	53.6	2.35%	8,979.4	45.0	2.00%
Total short-term investments	931.9	11.2	4.83%	507.3	5.3	4.27%	2,095.8	3.5	0.67%
Average earning assets yield (TE)	$33,619.8	$408.1	4.87%	$32,753.8	$375.2	4.63%	$32,780.8	$257.4	3.15%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,478.4	$41.3	1.58%	$10,650.4	$27.3	1.04%	$11,412.9	$1.3	0.05%
Time deposits	3,759.3	36.9	3.93%	2,018.6	13.4	2.70%	1,005.2	0.4	0.15%
Public funds	2,981.7	24.3	3.27%	3,160.7	23.7	3.04%	2,906.0	3.3	0.46%
Total interest-bearing deposits	17,219.4	102.5	2.39%	15,829.7	64.4	1.65%	15,324.1	5.0	0.13%
Short-term borrowings	2,386.6	25.8	4.32%	2,098.6	20.1	3.88%	1,224.2	1.0	0.31%
Long-term debt	242.0	3.1	5.11%	242.1	3.1	5.11%	240.3	3.1	5.20%
Total borrowings	2,628.6	28.9	4.40%	2,340.7	23.2	4.00%	1,464.5	4.1	1.12%
Total interest-bearing liabilities cost	19,848.0	131.4	2.65%	18,170.4	87.6	1.95%	16,788.6	9.1	0.22%
Net interest-free funding sources	13,771.8			14,583.4			15,992.2
Total cost of funds	33,619.8	131.4	1.57%	32,753.8	87.6	1.08%	32,780.8	9.1	0.11%
Net Interest Spread (TE)		$276.7	2.21%		$287.6	2.67%		$248.3	2.93%
Net Interest Margin (TE)	$33,619.8	$276.7	3.30%	$32,753.8	$287.6	3.55%	$32,780.8	$248.3	3.04%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $0.7 million, $0.8 million and $1.2 million for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Six Months Ended
	6/30/2023			6/30/2022
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,497.5	$540.1	5.89%	$17,341.9	$316.3	3.68%
Residential mortgage loans	3,342.4	59.4	3.56%	2,488.3	42.1	3.38%
Consumer loans	1,532.4	59.9	7.88%	1,561.1	37.9	4.90%
Loan fees & late charges	—	(0.4)	0.00%	—	6.3	0.00%
Total loans (TE) (j) (k)	23,372.3	659.0	5.68%	21,391.3	402.6	3.79%
Loans held for sale	24.0	0.7	5.53%	56.1	1.1	4.07%
US Treasury and government agency securities	539.3	6.7	2.49%	392.7	3.4	1.71%
CMOs and mortgage backed securities	7,609.7	86.5	2.27%	7,506.2	70.8	1.89%
Municipals (TE)	899.6	13.4	2.99%	914.4	13.5	2.95%
Other securities	23.5	0.4	3.50%	21.1	0.3	3.32%
Total securities (TE) (l)	9,072.1	107.0	2.36%	8,834.4	88.0	1.99%
Total short-term investments	720.8	16.6	4.63%	2,708.4	5.1	0.38%
Average earning assets yield (TE)	$33,189.2	$783.3	4.75%	$32,990.2	$496.8	3.03%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,563.9	$68.6	1.31%	$11,418.2	$2.5	0.04%
Time deposits	2,893.8	50.3	3.51%	1,046.6	1.0	0.20%
Public funds	3,070.7	48.1	3.16%	3,029.6	5.4	0.36%
Total interest-bearing deposits	16,528.4	167.0	2.04%	15,494.4	8.9	0.11%
Short-term borrowings	2,243.4	45.8	4.12%	1,455.8	2.4	0.33%
Long-term debt	242.1	6.2	5.11%	241.0	6.2	5.18%
Total borrowings	2,485.5	52.0	4.21%	1,696.8	8.6	1.02%
Total interest-bearing liabilities cost	19,013.9	219.0	2.32%	17,191.2	17.5	0.20%
Net interest-free funding sources	14,175.3			15,799.0
Total cost of funds	33,189.2	219.0	1.33%	32,990.2	17.5	0.11%
Net Interest Spread (TE)		$564.3	2.43%		$479.3	2.82%
Net Interest Margin (TE)	$33,189.2	$564.3	3.42%	$32,990.2	$479.3	2.92%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $1.4 million and $2.7 million for the six months ended June 30, 2023 and 2022, respectively.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Nonaccrual loans (m)	$78,220	$54,344	$38,066	$78,220	$38,066
ORE and foreclosed assets	2,174	1,976	3,467	2,174	3,467
Total nonaccrual loans + ORE and foreclosed assets	$80,394	$56,320	$41,533	$80,394	$41,533
Nonaccrual loans as a percentage of loans	0.33%	0.23%	0.17%	0.33%	0.17%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.34%	0.24%	0.19%	0.34%	0.19%
Accruing loans 90 days past due	$7,552	$13,155	$4,697	$7,552	$4,697
Accruing loans 90 days past due as a percentage of loans	0.03%	0.06%	0.02%	0.03%	0.02%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$1,010	$10		$1,010
Modified loans - still accruing as a % of loans	0.00%	0.00%		0.00%
Restructured loans - still accruing			$2,492		$2,492
Restructured loans - still accruing as a % of loans			0.01%		0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for Loan Losses:
Beginning balance	$309,385	$307,789	$317,843	$307,789	$342,065
Provision for loan losses	8,487	7,315	(10,354)	15,802	(34,257)
Charge-offs	(6,616)	(7,972)	(5,975)	(14,588)	(11,360)
Recoveries	3,240	2,253	6,661	5,493	11,727
Net charge-offs	(3,376)	(5,719)	686	(9,095)	367
Ending Balance	$314,496	$309,385	$308,175	$314,496	$308,175
Reserve for Unfunded Lending Commitments:
Beginning balance	$32,014	$33,309	$30,710	$33,309	$29,334
Provision for losses on unfunded lending commitments	(854)	(1,295)	593	(2,149)	1,969
Ending balance	$31,160	$32,014	$31,303	$31,160	$31,303
Total Allowance for Credit Losses	$345,656	$341,399	$339,478	$345,656	$339,478
Total Provision for Credit Losses	$7,633	$6,020	$(9,761)	$13,653	$(32,288)
Allowance for loan losses as a percentage of period-end loans	1.32%	1.32%	1.41%	1.32%	1.41%
Allowance for credit losses as a percentage of period-end loans	1.45%	1.46%	1.55%	1.45%	1.55%
Allowance for loan losses as a % of nonaccrual loans	402.07%	569.31%	809.58%	402.07%	809.58%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$1,233	$3,355	$(1,611)	$4,588	$(2,425)
Residential mortgage loans	(291)	(161)	(448)	(452)	(467)
Consumer loans	2,434	2,525	1,373	4,959	2,525
Total net charge-offs	$3,376	$5,719	$(686)	$9,095	$(367)
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.03%	0.07%	(0.04)%	0.05%	(0.03)%
Residential mortgage loans	(0.03)%	(0.02)%	(0.07)%	(0.03)%	(0.04)%
Consumer loans	0.64%	0.66%	0.35%	0.65%	0.33%
Total net charge-offs as a percentage of average loans	0.06%	0.10%	(0.01)%	0.08%	(0.00)%

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $1.6 million at June 30, 2023 and March 31, 2023, and troubled debt restructured loans totaling $3.2 million at June 30, 2022. The definition of reportable modifications/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the March 31, 2023 Report on Form 10-Q for a discussion of this standard.

(n) Reflects the balance outstanding at June 30, 2023 and March 31, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the March 31, 2023 Report on Form 10Q for a discussion of this standard. Periods presented prior to that date reflect the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Nonaccrual loans (m)	$78,220	$54,344	$38,991	$39,807	$38,066
ORE and foreclosed assets	2,174	1,976	2,017	2,085	3,467
Total nonaccrual loans + ORE and foreclosed assets	$80,394	$56,320	$41,008	$41,892	$41,533
Nonaccrual loans as a percentage of loans	0.33%	0.23%	0.17%	0.18%	0.17%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.34%	0.24%	0.18%	0.19%	0.19%
Accruing loans 90 days past due	$7,552	$13,155	$4,585	$2,600	$4,697
Accruing loans 90 days past due as a percentage of loans	0.03%	0.06%	0.02%	0.01%	0.02%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$1,010	$10
Modified loans - still accruing as a % of loans	0.00%	0.00%
Restructured loans - still accruing			$1,907	$1,925	$2,492
Restructured loans - still accruing as a % of loans			0.01%	0.01%	0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$314,496	$309,385	$307,789	$306,116	$308,175
Reserve for unfunded lending commitments	31,160	32,014	33,309	33,468	31,303
Total allowance for credit losses	$345,656	$341,399	$341,098	$339,584	$339,478
Total provision for credit losses	$7,633	$6,020	$2,487	$1,402	$(9,761)
Allowance for loan losses as a percentage of period-end loans	1.32%	1.32%	1.33%	1.36%	1.41%
Allowance for credit losses as a percentage of period-end loans	1.45%	1.46%	1.48%	1.50%	1.55%
Allowance for loan losses as a % of nonaccrual loans	402.07%	569.31%	789.38%	769.00%	809.58%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$1,233	$3,355	$(1,201)	$(270)	$(1,611)
Residential mortgage loans	(291)	(161)	(251)	(894)	(448)
Consumer loans	2,434	2,525	2,425	2,460	1,373
Total net charge-offs	$3,376	$5,719	$973	$1,296	$(686)
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.03%	0.07%	(0.03)%	(0.01)%	(0.04)%
Residential mortgage loans	(0.03)%	(0.02)%	(0.03)%	(0.13)%	(0.07)%
Consumer loans	0.64%	0.66%	0.61%	0.62%	0.35%
Total net charge-offs as a percentage of average loans:	0.06%	0.10%	0.02%	0.02%	(0.01)%
AVERAGE LOANS
Commercial & real estate loans	$18,670,814	$18,322,189	$18,178,496	$17,855,937	$17,562,053
Residential mortgage loans	3,469,030	3,214,439	2,968,876	2,713,383	2,534,600
Consumer loans	1,515,150	1,549,901	1,575,876	1,569,389	1,560,875
Total average loans	$23,654,994	$23,086,529	$22,723,248	$22,138,709	$21,657,528

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $1.6 million at June 30, 2023 and March 31, 2023 and troubled debt restructured loans totaling $2.6 million, $2.8 million, and $3.2 million, at December 31, 2022, September 30, 2022, and June 30, 2022, respectively. The definition of reportable modifications/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the March 31, 2023 Report on Form 10-Q for a discussion of this standard.

(n) Reflects the balance outstanding at June 30, 2023 and March 31, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the March 31, 2023 Report on Form 10-Q for a discussion of this standard. Periods persented prior to that date reflect the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Six Months Ended
(in thousands)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net interest income	$273,911	$284,994	$295,501	$280,307	$245,732	$558,905	$474,195
Noninterest income	83,225	80,330	77,064	85,337	85,653	163,555	169,085
Total revenue	357,136	365,324	372,565	365,644	331,385	722,460	643,280
Taxable equivalent adjustment (o)	2,837	2,584	2,615	2,603	2,585	5,421	5,130
Nonoperating revenue	—	—	—	—	—	—	—
Operating revenue (TE)	359,973	367,908	375,180	368,247	333,970	727,881	648,410
Noninterest expense	(202,138)	(200,884)	(190,154)	(193,502)	(187,097)	(403,022)	(367,036)
Nonoperating expense	—	—	—	—	—	—	—
Operating pre-provision net revenue (TE)	$157,835	$167,024	$185,026	$174,745	$146,873	$324,859	$281,374

(o) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.